Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Robostrategy, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Robostrategy, Inc. for the period ended February 28, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Robostrategy, Inc. for the stated period.

/s/ Andrew Kang		/s/ Lance Baker
Andrew Kang, President		Lance Baker, Treasurer
(Principal Executive Officer)		(Principal Financial Officer)
Dated:	05/08/2026	Dated:	05/08/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Robostrategy, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.